Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial data is intended to show how the merger might have affected historical financial statements if the merger had been completed on January 1, 2012 for the purposes of the statements of operations and March 31, 2013 for the purposes of the balance sheet, and was prepared based on the historical financial results reported by BioSante and ANI.

The merger was accounted for as a reverse acquisition under the accounting rules for business combinations.  Under the reverse acquisition method of accounting, ANI is treated as the accounting acquiror and BioSante is treated as the “acquired” company for financial reporting purposes because, immediately after completion of the merger, ANI stockholders prior to the merger held a majority of the voting interest of the combined company.  In addition, the seven member board of directors of the combined company is comprised of five members of the ANI board of directors; and therefore, ANI’s board of directors possesses majority control of the board of directors of the combined company.  Members of the current management of ANI are responsible for the management of the combined company and the majority of the combined company’s activities will be activities related to ANI’s business.

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC.  The pro forma adjustments reflecting the completion of the merger are based upon the reverse acquisition method of accounting in accordance with GAAP, and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of March 31, 2013 combine the historical balance sheets of BioSante and ANI as of March 31, 2013 and gives pro forma effect to the merger as if it had been completed on March 31, 2013.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2013 and the year ended December 31, 2012 combine the historical statements of operations of BioSante and ANI for their respective three months ended March 31, 2013, and twelve months ended December 31, 2012 and gives pro forma effect to the merger as if it had been completed on January 1, 2012.

The historical financial data has been adjusted to give pro forma effect to events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.  The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments.

The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been combined during the periods presented.  In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial statements, the preliminary acquisition-date fair value of the identifiable assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined financial statements is subject to adjustment.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	BioSante Historical	ANI Historical	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)
As of March 31, 2013:
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$31,648	$41	$—		$31,689
Accounts receivable, net	—	5,904	—		5,904
Inventories, net	—	3,037	—		3,037
Prepaid expenses and other assets	278	235	—		513
	31,926	9,217	—		41,143
PROPERTY AND EQUIPMENT, NET	—	4,855	—		4,855
OTHER ASSETS
Investments	3,414	—	(2,214	)(M)	1,200
Deposits	16	—	—		16
Intangible assets, net	—	73	—		73
Deferred loan costs, net	—	196	(196	)(G)	—
Development technology, net	—	—	10,079	(B)	10,079
	$35,356	$14,341	$7,669		$57,366
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$164	$2,094	$—		$2,258
Accrued compensation	880	109	2,400	(F)	3,389
Other accrued expenses	113	491	2,600	(E)	3,204
Returned goods reserve	—	376	—		376
Deferred revenue	—	170	—		170
Borrowings under line of credit	—	4,437	—		4,437
Convertible senior notes	8,169	—	—		8,169
Current liabilities, discontinued operations	—	367	—		367
TOTAL LIABILITIES	9,326	8,044	5,000		22,370
Redeemable convertible preferred stock	—	51,355	(51,355	)(D)	—
STOCKHOLDERS’ EQUITY
Capital stock issued and outstanding:
Class C common stock
Common stock	273,278	2	(2	)(C)	86,537
			51,355	(D)
			(242,399	)(A)
			4,303	(L)
Additional paid in capital	—	1,082	(1,082	)(C)	—
	273,278	1,084	(187,825)		86,537
Accumulated deficit	(247,248)	(46,142)	247,248	(A)	(51,541)
			(1,096	)(E)
			(4,303	)(L)
TOTAL STOCKHOLDERS’ EQUITY	26,030	(45,058)	54,024		34,996
	$35,356	$14,341	$7,669		$57,366

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

	BioSante Historical	ANI Historical	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)
For the three months ended March 31, 2013:
REVENUE
Licensing revenue	$—	$—	$—		$—
Royalty revenue	145	—	—		145
Product revenues	—	5,562	—		5,562
	145	5,562	—		5,707
OPERATING EXPENSES
Cost of sales (excluding depreciation and amortization)	—	2,339	—		2,339
Salaries and benefits	622	1,254	—		1,876
Freight	—	70	—		70
Research and development	972	296	—		1,268
Selling, general and administrative	1,327	1,056	(500	)(E)	1,883
Licensing expense	—	—	—		—
Depreciation and amortization	166	145	360	(H)	671
	3,087	5,160	(140)		8,107
OTHER
Convertible note fair value adjustment	(285)	—	—		(285)
Gain on sale on intellectual property	1,000	—	—		1,000
Interest expense	(65)	(92)	22	(G)	(135)
Other expense	—	(50)	—		(50)
Interest income	2	—	—		2
NET LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX BENEFIT	(2,290)	260	162		(1,868)
Income tax benefit	—	—	—	(J)	—
NET LOSS FROM CONTINUING OPERATIONS	(2,290)	260	162		(1,868)
DISCONTINUED OPERATION
Gain on discontinued operation, net of tax	—	—	—		—
NET LOSS	$(2,290)	$260	$162		$(1,868)
NET LOSS FROM CONTINUING OPERATIONS	$(2,290)	$260	$162		$(1,868)
PREFERRED STOCK DIVIDENDS	—	(2,604)	2,604	(K)	—
NET LOSS FROM CONTINUING OPERATIONS AVAILABLE TO COMMON STOCKHOLDERS	$(2,290)	$(2,344)	$2,766		$(1,868)
BASIC AND DILUTED NET LOSS PER SHARE	$(0.09)				$(0.03)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	24,487	—	32,815	(I)	57,302

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the year ended December 31, 2012:	BioSante Historical	ANI Historical	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)
REVENUE
Licensing revenue	$1,750	$—	$—		$1,750
Royalty revenue	551	—	—		551
Product revenues	—	20,371	—		20,371
	2,301	20,371	—		22,672
OPERATING EXPENSES
Cost of sales (excluding depreciation and amortization)	—	8,844	—		8,844
Salaries and benefits	7,452	4,995	—		12,447
Freight	—	323	—		323
Research and development	12,476	1,158	—		13,634
Selling, general and administrative	5,191	4,526	(1,900	)(N)	7,817
Licensing expense	95	—	—		95
Depreciation and amortization	259	567	1,440	(H)	2,266
	25,473	20,413	(460)		45,426
OTHER
Convertible note fair value adjustment	(4,328)	—	—		(4,328)
Interest expense	(348)	(1,327)	43	(G)	(1,632)
Other expense	—	(241)	—		(241)
Interest income	8	—	—		8
NET LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX BENEFIT	(27,840)	(1,610)	503		(28,947)
Income tax benefit	122	36	—	(J)	158
NET LOSS FROM CONTINUING OPERATIONS	(27,718)	(1,574)	503		(28,789)
DISCONTINUED OPERATION
Gain on discontinued operation, net of tax	—	68	—		68
NET LOSS	$(27,718)	$(1,506)	$503		$(28,721)
NET LOSS FROM CONTINUING OPERATIONS	$(27,718)	$(1,574)	$503		$(28,789)
PREFERRED STOCK DIVIDENDS	—	(6,922)	6,922	(K)	—
NET LOSS FROM CONTINUING OPERATIONS AVAILABLE TO COMMON STOCKHOLDERS	$(27,718)	$(8,496)	$7,425		$(28,789)
BASIC AND DILUTED NET LOSS PER SHARE	$(1.27)				$(0.53)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	21,758	—	32,815	(I)	54,573

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.                                      Description of Transaction and Basis of Presentation

Description of Transaction

On June 19, 2013, ANI merged with and into Merger Sub, pursuant to a merger agreement dated April 12, 2013, with ANI surviving the merger and becoming a wholly owned subsidiary of BioSante.

At the effective time of the merger, each outstanding share of capital stock of ANI was converted into the right to receive that number of shares of BioSante common stock, if any, as determined pursuant to the exchange ratios described in the merger agreement and the provisions of ANI’s certificate of incorporation, and all options, warrants or other rights to purchase shares of capital stock of ANI, were canceled without consideration therefor, except for certain warrants which although not cancelled do not represent the right to acquire any equity or other interest in the combined company after the merger.  No fractional shares of BioSante common stock were issued in connection with the merger, and holders of ANI capital stock received cash in lieu thereof.  ANI stockholders received shares of BioSante common stock representing an aggregate of 57 percent of the outstanding shares of common stock of the combined company.

Pursuant to the terms of ANI’s certificate of incorporation, (i) before any amounts were paid to the holders of shares of any other series of ANI preferred stock or ANI common stock, the holders of shares of ANI series D preferred stock were entitled to receive an amount per share equal to $30.00 plus all declared but unpaid dividends; (ii) before any amounts were paid to the holders of shares of ANI series B preferred stock, ANI series A preferred stock or ANI common stock, the holders of shares of ANI series C preferred stock were entitled to receive an amount per share equal to $110.00 plus all declared but unpaid dividends; (iii) before any amounts were paid to the holders of shares of ANI series A preferred stock or ANI common stock, the holders of shares of ANI series B preferred stock were entitled to receive an amount per share equal to $110.00 plus all declared but unpaid dividends; (iv) before any amounts were paid to the holders of shares of ANI common stock, the holders of shares of ANI series A preferred stock were entitled to receive an amount per share equal to $100.00 plus all declared but unpaid dividends; and (v) after payments were made to all holders of ANI preferred stock, the remaining assets of ANI were to be distributed ratably to the holders of ANI common stock, including holders of ANI series C preferred stock, ANI series B preferred stock and ANI series A preferred stock who elected to convert into ANI common stock in lieu of receiving the stated dollar preference amounts described above, and ANI series D preferred stock.  The stated value of each series of ANI preferred stock set forth above was subject to adjustment as provided in ANI’s certificate of incorporation.  As a result of such provisions, holders of shares of ANI series A preferred stock, ANI series B preferred stock, ANI series C preferred stock or ANI common stock did not receive any shares of BioSante common stock in connection with the merger.

Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC and are intended to show how the merger might have affected the historical financial statements if the merger had been completed on January 1, 2012 for the purposes of the statements of operations and March 31, 2013 for the purposes of the balance sheet.  The pro forma adjustments reflecting the completion of the merger are based upon the accounting rules for business combinations, specifically, the reverse acquisition method of accounting in accordance with GAAP, and upon the assumptions set forth herein.  Based on the terms of the merger, ANI is the accounting acquiror.

Under the reverse acquisition method of accounting, the identifiable assets acquired and liabilities assumed of BioSante are recorded at the acquisition date fair values and added to those of ANI.  The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition.  These estimates are based on the most recently available information. To the extent there are significant changes to the combined company’s business following completion of the merger, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly.  The allocation is dependent upon certain valuation and other studies that have not yet been completed.  Accordingly, the pro forma purchase price adjustments are subject to further adjustments as additional information becomes available and as additional analyses and final valuations are conducted.  There can be no assurances that these additional analyses and final valuations will not result in material changes to the estimates of fair value set forth below under Note 2.

The unaudited pro forma condensed combined balance sheet as of March 31, 2013 combines the historical balance sheets of BioSante and ANI as of March 31, 2013 and gives pro forma effect to the merger as if it had been completed on March 31, 2013.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2013 and the year ended December 31, 2012 combine the historical statements of operations of BioSante and ANI for their respective three months ended March 31, 2013 and twelve months ended December 31, 2012 and gives pro forma effect to the merger as if it had been completed on January 1, 2012.

The unaudited pro forma condensed combined financial statements utilize an exchange ratio of 12.2901 shares of BioSante common stock for each share of ANI series D preferred stock and an exchange ratio of zero shares of BioSante common stock for each share of ANI series C preferred stock, ANI series B preferred stock, ANI series A preferred stock and ANI common stock.

The exchange ratios were based on the number of shares of BioSante common stock and ANI capital stock outstanding as of immediately prior to completion of the merger, and in the case of BioSante, a certain percentage of the number of certain warrants to purchase shares of BioSante common stock outstanding as of such date.

2.                                      Purchase Price

A preliminary estimate of the purchase price is as follows (table in thousands):

Fair value of BioSante shares outstanding	$29,795
Estimated fair value of vested BioSante stock options	—
Estimated purchase price	$29,795

For pro forma purposes, the fair value of the BioSante common stock used in determining the purchase price was $1.22 per share based on the closing price of BioSante common stock on June 19, 2013.  The fair value of the BioSante stock options, which was deemed immaterial, was determined by using the Black-Scholes option pricing model with the following assumptions: (i) stock price of $1.22, which was the value ascribed to the BioSante common stock in determining the purchase price, (ii) volatility of 90 percent; risk-free interest rate of 0.19 percent, and (iii) a weighted average expected life of 0.87 years.  All outstanding BioSante options vested upon completion of the merger.  The combined company expensed all transaction costs as incurred.

The estimated acquired tangible and intangible assets and liabilities assumed based on their estimated fair values as of March 31, 2013 comprises (table in thousands):

Cash and cash equivalents	$31,648
Intangible assets	10,079
Other assets	1,216
Convertible senior notes, including interest	(8,169)
Other assumed liabilities	(4,979)
Total	$29,795

The allocation of the purchase price is preliminary.  The final determination of the purchase price allocation will be based on the fair values of assets, including identifiable intangible assets, acquired, and the fair values of liabilities assumed as of June 19, 2013.  BioSante and ANI believe that the historical values of BioSante’s current assets and current liabilities approximated their fair value based on the short term nature of such items.  BioSante’s other assets consist primarily of an investment in Ceregene, Inc., an early stage pharmaceutical development company.  On April 19, 2013, Ceregene announced that data from one of its Phase 2 clinical studies did not demonstrate statistically significant efficacy on the primary endpoint.  As a result, BioSante and ANI believe that the fair value of this investment as of June 19, 2013 will be less than its historical book value.  An updated analysis of fair value to determine impairment, if any, of BioSante’s investment in Ceregene has not yet been performed.  For purposes of this proforma presentation the fair value of all of BioSante’s cost-basis investments is estimated to be $1.2 million.  The only identifiable intangible assets are BioSante’s developed technology, which consists primarily of its intellectual property related to BioSante’s male testosterone gel.  The estimated fair values of the assets acquired and liabilities assumed will remain preliminary until the combined company completes a valuation of significant identifiable intangible assets acquired and determines the fair values of other assets and liabilities acquired.  The final determination of the fair values is expected to be completed as soon as practicable after completion of the merger.  The final amounts could differ from the amounts presented in the unaudited pro forma condensed combined financial statements.

3.                                      Pro Forma Adjustments

The pro forma adjustments are as follows:

(A)                               Represents the elimination of BioSante’s accumulated deficit and the adjustment to outstanding common stock to reflect the additional shares of BioSante common stock issued to the ANI stockholders in the merger.

(B)                               Represents the estimated fair value of BioSante’s identifiable intangible assets, representing developed technology, acquired in the merger.  BioSante’s developed technology consists primarily of its intellectual property related to BioSante’s male testosterone gel. The estimated fair value of the male testosterone gel represents the majority of the estimated fair value of the developed technology.  These fair values estimates are based on a preliminary valuation that discounted the forecasted, estimated future net cash flows to be generated from the respective technologies.  The final determination of the fair values is expected to be completed as soon as practicable.

(C)                               Represents the elimination of ANI’s historical common stock equity accounts.

(D)                               Represents the elimination and/or exchange of ANI preferred stock for BioSante common stock in connection with the merger.  Only the ANI series D preferred stockholders received shares of BioSante common stock in connection with the merger.  See adjustment (I) below.

(E)                                Reflects BioSante and ANI estimated transaction costs payable in cash that have not been incurred as of March 31, 2013.  The amounts include $1.7 million of anticipated costs for BioSante and $0.9 million of anticipated costs for ANI. The $1.7 million of anticipated BioSante costs consist of $0.2 million investment banking firm transaction fees, $1.2 million in legal, accounting and filing fees and $0.3 million in insurance, which costs were included in assumed liabilities in allocating the purchase price.  BioSante also incurred $0.4 million of transaction costs, principally legal and accounting fees, for the three months ended March 31, 2013.  The $0.9 million of anticipated ANI costs consist of $0.4 million of advisory/monitoring fees and $0.4 million of legal and accounting fees and $0.1 million in early termination fees associated with retiring its revolving line of credit.  ANI also incurred $0.1 million of transaction costs, principally legal and accounting fees, for the three months ended March 31, 2013.

(F)                                 Represents the accrual of $2.4 million of change of control and severance obligations for certain employees of BioSante that became due upon closing of the merger, which costs were included in assumed liabilities in allocating the purchase price.

(G)                               Represents the elimination of ANI’s capitalized deferred loan costs and related interest expense as a result of retiring its revolving line of credit due to the merger.

(H)                              Represents the amortization of BioSante’s developed technology over an estimated useful life of seven years based on the weighted-average remaining life of the patents underlying such technology.

(I)                                   Represents the shares of BioSante common stock issued to holders of ANI series D preferred stock in connection with the merger at an exchange ratio of 12.2901.  No fractional shares of BioSante common stock were issued in connection with the merger and holders of ANI series D preferred stock received cash in lieu thereof.  Cash paid in lieu of fractional shares is not reflected due to immateriality.

(J)                                   Represents the tax effect of the above pro forma adjustments as calculated at the statutory rate.  The tax effect of the adjustments is determined to be zero because it relates to a non-deductible expense for tax purposes.  In addition, the combined company will have available net operating loss (NOL) carryforwards and research and development carryforwards that may be utilized to offset any current income and related taxes.  Utilization of the NOL and research and development carryforwards may be subject to substantial annual limitation due to ownership change limitations provided by Section 382 of the Code, as well as similar state provisions.  It is expected that the combined company will continue to provide a full valuation allowance on its deferred tax assets.

(K)                              Represents the elimination of ANI preferred stock dividends as there is no preferred stock outstanding as a result of the merger.

(L)                                Represents transaction bonuses paid to certain members of ANI management upon the closing of the merger transaction which were paid in shares of ANI series D preferred stock which were then converted into BioSante common stock.

(M)                            On April 19, 2013, Ceregene announced that data from one of its Phase 2 clinical studies did not demonstrate statistically significant efficacy on the primary endpoint.  As a result, BioSante and ANI believe that the fair value of this investment will be less than its historical book value.  An updated analysis of fair value to determine impairment, if any, of BioSante’s investment in Ceregene has not yet been performed.  For purposes of this proforma presentation the fair value of all of BioSante’s cost-basis investments is estimated to be $1.2 million.

(N)                               BioSante incurred $1.0 million of transaction costs, principally legal and accounting fees, through December 31, 2012.  ANI incurred $0.9 million of transaction costs, principally legal and accounting fees, through December 31, 2012.